Calculation of Filing Fee Tables
S-8
CytomX Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share	Other	4,381,320	$ 2.29	$ 10,033,222.80	0.0001531	$ 1,536.09
Total Offering Amounts:						$ 10,033,222.80		$ 1,536.09
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,536.09
Offering Note
[1]	Note 1(a). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's common stock that become issuable under the CytomX Therapeutics, Inc. Amended and Restated 2015 Equity Incentive Plan (the "2015 Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. Note 1(b). Proposed Maximum Offering Price Per Unit is made pursuant to Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the Registrant's common stock as reported on The Nasdaq Global Select Market on August 1, 2025. Note 1(c). Amount Registered represents the additional shares of common stock available for future issuance under the 2015 Plan resulting from the amendment and restatement of the 2015 Plan as of June 11, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A